EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                          APPALACHIAN BANCSHARES, INC.
                                   AS RESTATED


                                   ARTICLE I

                                      NAME

     The  name  of  the  corporation  is  Appalachian   Bancshares,   Inc.  (the
"Corporation"). ARTICLE II

                               DIRECTOR LIABILITY

     To the fullest extent permitted by the Georgia Business Corporation Code, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that this provision shall not eliminate or limit the liability of a director:

(A) For any appropriation, in violation of his duties, of any business opportunity of the Corporation;

(B) For acts or omissions which involve intentional misconduct or a knowing violation of law;

(C) For the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

(D) For any transaction from which the director received an improper personal benefit.

     Any repeal, amendment, or modification of this Article II by the shareholders of the corporation shall not adversely affect any right, benefit, or protection of a director of the Corporation existing at the time of such repeal, amendment, or modification.



                                  ARTICLE III

                                 COMMON  STOCK

     The Corporation is authorized to issue 20,000,000 shares of common stock, $0.01 par value per share.

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                                   ARTICLE IV

                                 PREFERRED STOCK

     The Corporation is authorized to issue 20,000,000 shares of preferred stock, in such series, and containing such preferences, limitations and relative rights, as shall be determined by the Board of Directors of the Corporation and set forth in a written resolution duly adopted by the Board of Directors.

                                   ARTICLE V

                                CLASSIFIED BOARD

(A) The directors of the Corporation shall be divided into three classes and designated "Class I, Class II, and Class III", each class to be as nearly equal in number as is possible.

(B)  The initial terms of the directors in each class shall be as follows:

     ClassI: The initial term of each director in Class I shall expire at the first annual meeting of the shareholders of the Corporation following the election of Class I directors;

     Class II: The initial term of each director in Class II shall expire at the second annual meeting of the shareholders of the Corporation following the election of Class II directors;

     Class III:The initial term of each director in Class III shall expire at the third annual meeting of the shareholders of the Corporation following the election of Class III.

     (C) The initial term of directors in each class shall continue until their respective successors are qualified. Thereafter, the terms of the directors in each class that are elected at each subsequent annual meeting of the shareholders of the Corporation shall be for a term of three years, and until their respective successors are qualified.

                                   ARTICLE VI

                              REMOVAL OF DIRECTORS

     The directors of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of two thirds of the issued and outstanding shares of the capital stock of the Corporation entitled to vote on such matter, at a meeting of the shareholders of the Corporation duly called for that purpose; provided, however, that if the Bylaws of the

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Corporation so provide,  the Board of directors of the  Corporation may remove a director from office, if:

(A) the director is adjudicated an incompetent by a court of competent jurisdiction;

(B)  the director is convicted of a felony;

(C)  the director files for protection from creditors under bankruptcy laws;

(D) the director does not, within 60 days of election, accept the office in writing or by attendance at a meeting of the Board of Directors and fulfill any other requirements for holding the office of director;

(E) the director fails to attend regular meetings of the Board of Directors for six consecutive meetings without having been excused by the Board of Directors; or

(F) the director was an employee or duly elected officer of the Corporation and was discharged or resigned at the request of the Board of Directors for reasons relating to the performance of duties as an employee or officer of the Corporation.

                                  ARTICLE VII

                          BUSINESS JUDGMENT PROVISIONS

     In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors of the Corporation, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider interests of the employees, customers, suppliers, and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such directors consider pertinent; provided, however, that such consideration shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

                                  ARTICLE VIII

                        AMENDMENT OF ARTICLES AND BYLAWS

(A) Except as otherwise provided by law or by these Articles, and subject to the terms of any series of preferred stock which may, at the time, be outstanding, any amendment or repeal of any provision of these Articles requires the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters. Notwithstanding anything herein to the contrary, the number of authorized shares of any class of capital stock of the Corporation may be increased by the affirmative vote of holders of a simple majority of the shares of capital stock of the Corporation then issued and outstanding and entitled to vote on such matters.

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(B)  Except as otherwise  provided by law or by these  Articles,  and subject to the terms of any series of preferred stock which may, at any time, be outstanding, any amendment or repeal of any provision of the Bylaws of the Corporation requires, and may be made upon, the affirmative vote of at least two-thirds of the directors of the Corporation or the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation then issued and outstanding and entitled to vote on such matter.

                                   ARTICLE IX

                              BUSINESS COMBINATIONS

(A) In addition to any affirmative vote required by law or by the Bylaws of the Corporation, and subject to the provisions of any series of preferred stock which may, at the time, be outstanding, the affirmative vote of the holders of not less than 75% of the outstanding shares of common stock of the Corporation (the "Common Stock") and the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock, other than those beneficially owned (as defined below) by an Interested Shareholder (as defined below) (the "two-tier requirement"), shall be required for the approval or authorization of any Business Combination (as defined below) of the Corporation with such Interested Shareholder; provided that this two-tier voting requirement shall not be applicable if the Business Combination was approved by three-fourths of all directors of the Corporation.

(B)  The term "Business Combination" as used in this Article IX shall mean:

     (i) any merger or consolidation of the Corporation or any Subsidiary (as hereafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an
          Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

     (iii)the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the
          Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

     (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the

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          proportionate  share of the outstanding  shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

(C)  For purposes of this Article IX,

     (i) A "person" shall mean any individual, firm, corporation or other entity.

     (ii) "Interested Shareholder" shall mean any person (other than the Corporation, any Subsidiary or either the Corporation or any Subsidiary acting as Trustee or in a similar fiduciary capacity) who or which:

          (a) is the beneficial owner of more than 10% of the outstanding Common Stock; or

          (b) is an Affiliate of the Corporation and at any time within the two- year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of then outstanding Common Stock; or

          (c) acquired any shares of Common Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such acquisition shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1993.

     (iii)A person shall be a "beneficial owner" of any Common Stock:

          (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

          (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or

          (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Common Stock.

     (iv) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (C)(ii) of this Article IX, the number of shares of Common Stock deemed to be outstanding shall include shares deemed owned through application of paragraph
          (C)(iii)(b)(1) of this Article IX but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

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     (v)  (a) An  "Affiliate"  of a specified  person is a person that directly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

          (b) The term "Associate" used to indicate a relationship with any person means (1) any firm, corporation or other entity (other than the Corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative of spouse or such person, or any relative of such spouse who has the same home as such person.

     (vi) "Subsidiary" means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by the Corporation unless owned solely as trustee or other similar fiduciary capacity.

     (vii) "Fair Market value" means:

          (a) in the case of stock, the closing sales price of a share of such stock on the Composite Tape on the New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sales price or the sales price or the average of the bid and asked prices reported with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors of the Corporation, in good faith; and

          (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors of the Corporation, in good faith.

     (viii) The term "acquire" or "acquired" means the acquisition of beneficial ownership.

     (ix) The  directors  of the  Corporation  shall  have the power and duty to
          determine  for  the  purposes  of  this  Article,   on  the  basis  of
          information known to them after reasonable inquiry,

          (a)  whether a person is an Interested Shareholder,

          (b) the number of shares of Common Stock beneficially owned by any person,

          (c)  whether a person is an Affiliate or Associate of another, and

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          (d)  whether  the  assets  which  are  the  subject  of  any  Business
               Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

(D) In addition to any other affirmative vote required by law, by these Articles, or by the Bylaws of the Corporation, and subject to the provisions of any series of preferred stock which may, at the time, be outstanding, the amendment, modification or removal of this Article IX shall require the affirmative vote of the holders of not less than 75% of the outstanding shares of the Common Stock and the holders of 75% of the Common Stock, other than those beneficially owned by an Interested Shareholder; provided that this two-tier voting requirement shall not be applicable if the amendment, modification or removal was approved by three-fourths of all directors of the Corporation.

(E) Nothing contained in this Article IX shall be construed to relieve any Interested Shareholder or any of its Affiliates or Associates from any fiduciary obligation imposed by law.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 27th day of May, 2003.


                                               By:   /s/ Tracy R. Newton
                                                  ------------------------------
                                                  Tracy R. Newton, President and
                                                  Chief Executive Officer


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